UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2020

Exent Corp.

(Exact name of registrant as specified in Charter)

Nevada	333-222829	35-2611667
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Room 6B1-2, Block AB, Tianxiang Building, Che Gong Miao

Futian District, Shenzhen, Guangdong, China 517000

 (Address of Principal Executive Offices)

+86 755- 83218411

 (Registrant’s Telephone number)

Stroitelnaya str. 9-1, Ivanovka

Chui region, Kyrgyzstan 72000

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.01 Changes in Control of Registrant.

Pursuant to a Stock Purchase Agreement (the “Agreement”), entered into as of January 21, 2020 by and between Weining Zheng (the “Purchaser”) and Marat Asylbekov (the “Seller”), a controlling stockholder as well as President, Treasurer, Secretary and the sole director of Exent Corp., a Nevada corporation (the “Company”), the Seller sold 1,500,000 shares of common stock, par value $0.001 per share, of the Company, to the Purchaser in consideration for an aggregate purchase price of $325,000 in cash (the “Transaction”). Following consummation of the Transaction, the Purchaser holds approximately 74% of the issued and outstanding shares of common stock of the Company. The Transaction resulted in a change in control of the Company from the Seller to the Purchaser.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Transaction, Marat Asylbekov, the sole officer and director of the Company, resigned from all of his officer positions with the Company, including President, Treasurer and Secretary, effective immediately upon the consummation of the Transaction but will remain a director of the Company, until ten (10) days following the date on which the Company files a Schedule 14F-1 with the SEC and mails the same to the holders of record of the Company, in connection with the Transaction.

Effective immediately upon the consummation of the Transaction, Li Deng was appointed as a director and Chairwoman of the Board of the Company. She was also appointed as the President, Treasurer and Secretary of the Company. Ms. Deng, 34, has served as the executive director at Shenzhen Jinguowei Electronic Communication Co., Ltd., a company engaged in manufacture, branding and sales of mobile phones, since May 2015. Prior to that, she was assistant to the general manager and business planning manager at Shenzhen Liandian Art Engineering Co., Ltd., a design company, from April 2007 to March 2015. She received her associate degree in commerce English from Hunan Normal University in China and is pursuing a bachelor’s degree in human resources in South China Normal University.

Ms. Deng is currently not compensated for serving in any of her positions as an officer or director of the Company. There is no family relationship between any of our directors or executive officers. There have been no transactions regarding Ms. Deng that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2020	Exent Corp.
By: /s/Li Deng
Li Deng
President, Treasurer and Secretary

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